Exhibit 4.1(b)

  SEE RESTRICTIVE LEGENDS ON REVERSE
Certificate Number A-__	HEALTH DISCOVERY CORPORATION a Georgia corporation	_____________ Shares of Series A Preferred Stock

THIS CERTIFIES THAT _______________ is the registered holder of ___________________ (*_______*) shares of the Series A Preferred Stock of Health Discovery Corporation (the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation is authorized to issue two classes of stock, Common Stock and Series A Preferred Stock.  A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Articles of Incorporation may be obtained by any stockholder upon request at the principal office of the Corporation, and the Corporation will furnish to any stockholder, upon request and without charge, a copy of such statement.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers this _____ day of ________ 200__.

Chief Executive Officer		Secretary

The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws (the “State Acts”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the State Acts and any other applicable securities laws, unless, in the opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the State Acts and any other applicable securities laws.

For value received, ____________________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
           IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

(DATE)

(SIGNATURE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.)